Exhibit 99.1

DIH Announces Formation and Inaugural Meeting of Scientific Advisory Board

Norwell, MA – September 26, 2024 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the formation of its Scientific Advisory Board (“SAB”). The newly formed SAB will advise DIH on technical and scientific pursuits, offer insights into the latest trends in the scientific and clinical communities, provide feedback on product development, and advise DIH on research plans and projects. With their expertise, DIH will continue driving its mission of improving patients' lives through advanced rehabilitation solutions.

The DIH SAB is composed of leading scientists and clinicians with expertise across a variety of technical and clinical disciplines relevant to DIH’s advanced rehabilitation solutions, the clinical environments they are used in, and the geographic regions in which the products are sold. At its inauguration, the SAB included the following members:

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Paolo Bonato, Ph.D., is the Director of the Motion Analysis Laboratory at Spaulding Rehabilitation Hospital in Charlestown, MA and an Associate Professor in the Department of Physical Medicine and Rehabilitation at Harvard Medical School. Dr. Bonato is an internationally renowned rehabilitation engineer whose extensive research work is focused on the development of rehabilitation technologies, with special emphasis on wearable technology and robotics.

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Jonathan Dingwell, Ph.D., is a Professor of Kinesiology at Pennsylvania State University. Dr. Dingwell is a leading expert in biomechanics, the neuromuscular control process of complex human movements, and gait analysis. He develops computational models and novel VR-based interventions to improve walking functions and prevent falls.

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Alberto Esquenazi, MD, is the Chief Medical Officer at MossRehab, a leading physical rehabilitation facility in the US, and a Professor of Rehabilitation at Temple University School of Medicine. Dr. Esquenazi is a leading expert in robotics, rehabilitation, gait analysis, and spasticity management and has received the Distinguished Clinician Award from the American Academy of Physical Medicine and Rehabilitation.

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Kenneth Meijer, Ph.D., is a Professor of Human Movement Sciences at Maastricht University and the Research Director of the Human Performance Laboratory at Maastricht University Medical Centre. Dr. Meijer’s extensive research work focuses on the neuromechanics of movement and movement disorders, activity monitoring, and the biology of physical (in)activity.

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Giovanni Morone, MD, is an Assistant Professor at the Department of Life, Health, and Environmental Sciences at the University of L’Aquila. Dr. Morone is a leading medical scientist in neurorehabilitation, postural control, and technology-assisted motor rehabilitation, with a special emphasis on robotics and sensor-based training approaches.

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David Reinkensmeyer, Ph.D., is a Professor in the Departments of Mechanical and Aerospace Engineering, Anatomy and Neurobiology, Biomedical Engineering, and Physical Medicine and Rehabilitation at the University of California at Irvine. Dr. Reinkensmeyer is a distinguished expert in robotics and wearable sensors for neurorehabilitation and computational neuroscience for movement control. Additionally, Dr. Reinkensmeyer is co-inventor of several innovative technologies for rehabilitation, including the T-WREX upper extremity training device on which Hocoma’s Armeo®Spring is based.

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Robert Riener, Ph.D., is Professor for Sensory-Motor Systems at the Department of Health Sciences and Technology at ETH Zürich. Dr. Riener develops robots and interaction methods for motor learning in rehabilitation and sports, including the ARMIN technology on which Hocoma’s Armeo®Power is based, and has received several professional distinctions including the Swiss Technology Award. His current research interests involve human motion synthesis, biomechanics, virtual reality, man-machine interaction, and rehabilitation robotics.

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Melvyn Roerdink, Ph.D., is an Associate Professor at the Faculty of Behavioural and Movement Sciences, Prevention and Rehabilitation at Vrije Universiteit Amsterdam. Dr. Roerdink designs and builds interactive augmented reality solutions for gait research and gait rehabilitation, including the technology on which Motek’s C-Mill is based. He also examines actor-environment interactions in the context of human movements, fall prevention, and sports.

“We are pleased to announce the formation and launch of the DIH Scientific Advisory Board and are honored to be collaborating with these clinical experts and scientists, each of whom are highly distinguished in the rehabilitative technology and medical fields,” said Dr. Patrick Bruno, Chief Market Officer at DIH. “The invaluable discussions and contributions of each member during the inaugural meeting of our SAB, which took place on Monday, September 23rd in Switzerland, has already highlighted that the outstanding expertise and collective knowledge of our SAB will be a vital resource in the continuous development of our advanced rehabilitation solutions. We are looking forward to the guidance of our SAB as DIH moves forward in transforming the standard of care for rehabilitative medicine.”

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek

Investor.relations@dih.com